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                                                                    EXHIBIT 10.5


         AMENDMENT TO PURCHASE AGREEMENT dated as of January 18, 2001, as amended on January 23, 2001 by and between Verso Technologies, Inc., a Minnesota corporation (formerly known as Eltrax System, Inc.) (the "Company"), and those persons signatory hereto (each such person being called a "Purchaser" and all such persons, collectively called the "Purchasers") made this 25th day of January, 2001.

         WHEREAS the Company and the Purchasers desire to amend certain terms and provisions of the Purchase Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Section 1.2(a) is hereby amended and restated in its entirety to read as follows:

                  (a) The Company shall repurchase $4.5 million of Old Debentures. One-half of the aggregate of the Old Debentures to be repurchased shall be repurchased from each Purchaser.

         2. Section 1.2(b) is hereby amended and restated in its entirety to read as follows:

                  (b) The closing of the repurchase of the Old Debentures (the "Repurchase Closing") shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, N.Y. 10022 on January 30, 2001 (the "Repurchase Date").

         3. Section 1.2(c) is hereby amended and restated in its entirety to read as follows:

                  (c) At the Repurchase Closing, the parties shall deliver or shall cause to be delivered the following: (1) each Purchaser shall deliver to the Company (i) Old Debentures representing no less than the aggregate principal amount of Old Debentures to be repurchased from such Purchaser and (ii) cash or check in the amount of $5.00 in payment for such Purchaser's Repurchase Date Warrants (as defined below), and (2) the Company shall deliver to each Purchaser (i) an amount equal to 100% of the principal amount of the Old Debentures to be repurchased from such Purchaser plus all accrued and unpaid interest with respect thereto in United States dollars in immediately available funds by wire transfer to an account designated in writing by each Purchaser for such purpose (ii) to the extent that the principal amount of the Old Debentures delivered to the Company shall be in excess of the principal amount of the Old Debentures to be purchased from such Purchaser, debentures in a form identical to the Old Debentures except that the principal amount thereof shall be equal to such excess (iii) a legal opinion


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                           of Rogers & Hardin LLP outside counsel to the
                           Company, in the form of Exhibit A (iv) an executed Repurchase Date Warrant for the number of such warrants being sold to each Purchaser and (v) an executed Registration Rights Agreement dated the Repurchase Date in the form of Exhibit H annexed hereto (the "Warrant Reg Rights Agreement").

         4. Section 1.3 is hereby amended and restated in its entirety to read as follows:

                  Amendment of Old Debentures. Simultaneously with the Closing, those Old Debentures that are not repurchased by the Company shall be amended as follows:

                  (a) The conversion price of such Old Debentures in effect on the Repurchase Date shall be fixed at a price equal to the lesser of (i) $1.19 and (ii) the conversion price of such Old Debentures immediately following the Repurchase Closing, and all such outstanding Old Debentures shall be amended to reflect such adjustment, and

                  (b) the terms of such Old Debentures shall be amended as provided in Schedule 1.3 hereof.

         5. Section 1.4 is hereby amended and restated in its entirety to read as follows:

                  Purchase of Warrants. Simultaneously with the Repurchase Closing, the Company shall sell to the Purchasers, for an aggregate price of $10.00, warrants to purchase 945,378 shares of the common stock par value $.01 per share of the Company. Such warrants shall be in the form of Exhibit G annexed hereto and shall be called the "Repurchase Date Warrants." Each Purchaser shall purchase 50% of such warrants.

         6. Section 1.5 is hereby amended and restated in its entirety to read as follows:

                  Commitment to Purchase Additional Debentures. The Purchasers hereby agree with the Company that subject to the provisions of this Agreement, they shall severally and not jointly, purchase from the Company that amount of the Company's Series A 5.00% Convertible Debentures, which shall be in Form of Exhibit B annexed hereto (the "Debentures") as shall in the aggregate be equal to $3,500,000 (the "Commitment Amount").

         7. Section 1.9 is hereby amended and restated in its entirety to read as follows:

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                  Certain Defined Terms. For purposes of this Agreement,
"Business Day," "Commission," "Conversion Price," "Effective Date," "Exchange Date," "Original Issue Date," "Person," "Trading Day" and "Underlying Shares Registration Statement" shall have the meanings set forth in the Debentures. The Repurchase Date Warrants, Initial Warrants and Additional Warrants are collectively referred to as the "Warrants."

         8. The lead in to Section 8(b) of the form of Initial Warrant annexed to the Purchase Agreement as Exhibit C shall be amended and restated in its entirety to read as follows:

                  (b) Cashless Exercise. In the event, but only in such event, that on or after the Effective Date (as defined in the Registration Rights Agreement referred to in the Purchase Agreement) a Registration Statement covering the resale of the Warrant Shares has not been declared effective, then the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

         9. All other terms and conditions of the Purchase Agreement shall remain in full force and effect without modification.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated above.


                            [SIGNATURE PAGES FOLLOW]


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                                    VERSO TECHNOLOGIES, INC.



                                    By:      /s/ Juliet M. Reising
                                        ----------------------------------------
                                        Name: Juliet M. Reising
                                        Title: Executive Vice President
                                               and Chief Financial Officer



                                    By:      /s/ Steven A. Odom
                                        ----------------------------------------
                                        Name:  Steven A. Odom
                                        Title: Chairman and Chief
                                               Executive Officer


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                                    STRONG RIVER INVESTMENTS, INC.


                                    By:      /s/ Kenneth Henderson
                                        ----------------------------------------
                                        Name:  Kenneth Henderson
                                        Title: Attorney-in-fact




                                    BAY HARBOR INVESTMENTS, INC.


                                    By:      /s/ Kenneth Henderson
                                        ----------------------------------------
                                        Name:  Kenneth Henderson
                                        Title: Attorney-in-fact



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